Exhibit 99.1

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated costs and expenses payable by us in connection with the issuance and distribution of $350,000,000 aggregate principal amount of 5.50% First Mortgage Bonds due 2019 and $650,000,000 aggregate principal amount of 6.00% First Mortgage Bonds due 2039 being registered pursuant to our Registration Statement on Form S-3ASR (Registration No. 333-148662), as supplemented, other than underwriting discounts and commissions, are set forth as follows:

Registration fee(1)	$39,300
Legal fees and expenses	120,000
Accounting fees and expenses	115,000
Trustee fees	20,000
Rating agency fees	250,000
Indenture recording fees	35,000
Blue sky expenses	25,000
Printing and delivery of registration statement, prospectus, certificates, etc.	20,000
Miscellaneous expenses	25,700
Total	$650,000

(1) The registrant has $660 of unapplied prior payments with respect to unsold securities previously registered under Registration Statement No. 333-140661. This amount of previously paid registration fee will be applied to the registration fee due in connection with the issuance of $1,000,000,000 aggregate principal amount of additional bonds under this registration statement pursuant to Rule 457(p) under the Securities Act of 1933.